Exhibit 10.3

Amendment # 1

First Community Bancshares, Inc. and Affiliates
Executive Retention Plan

This Amendment is to be effective January 1, 2011, and hereby amends the First Community Bancshares, Inc. and Affiliates Executive Retention Plan as amended and restated effective January 1, 2005. It is intended that this Amendment comply with Internal Revenue Code 409A as it does not affect the timing or method of payment of any benefits under this Plan.

Now this Amendment as follows…

4.2           Amount of Normal Retirement Benefit …is amended by deleting Section 4.2(a) in its entirety and substituting a new Section 4.2(a) in lieu thereof as follows:

(a)
Determination of Normal Retirement Benefit - Each Participant shall be entitled to receive a monthly retirement benefit commencing on his Normal Retirement Date provided he has incurred a Separation from Service, or Deferred Retirement Date, (unless he elects otherwise in accordance with Section 9.3), in an amount equal to one-twelfth (1/12) of  (1) or (2) below:

(1)	Group A Participants- Means those Participants who entered this Plan prior to January 1, 2009. - All such Participants shall receive a Normal Retirement Benefit equal to:

Thirty-five (35%) of a Participant’s Final Average Compensation, subject to a maximum benefit of $80,000 per calendar year. However, the maximum annual benefit cap of $80,000 per calendar year shall not apply to John Mendez, a Group A Participant, as there shall not be any limitation on the amount of John Mendez’s annual benefit as calculated under this Plan.

(2)	Group B Participants- Means any Participant who entered this Plan after December 31, 2008. All such Group B Participants shall receive a Normal Retirement Benefit equal to:

One and one-half percent (1.5%) of such Participant’s Final Average Compensation multiplied by his number of Years of Benefit Service, subject to a maximum Normal Retirement Benefit of thirty-five percent (35%) of a Participant’s Final Average Compensation, subject to a maximum benefit of $80,000 per calendar year.

This Amendment is adopted on this 16th day of December, 2010, to be effective January 1, 2011.

First Community Bancshares, Inc.

By:	/s/ William P. Stafford, II
Chairman of Board